Exhibit 99.1

For Immediate Release	Contact: Marc Cannon
(954) 769-3146
Cannonm@autonation.com

Investor contact:
Derek Fiebig
954-769-7342
AutoNation Reports 2008 Fourth Quarter and Full Year Results
–	In the fourth quarter, AutoNation remained profitable in distressed industry environment

–	AutoNation exceeds cost savings objectives by 100%, with an annualized reduction now of $200 million

–	Full year debt reduction of approximately three-quarters of a billion dollars

–	Announces manufacturer consent agreements relating to largest stockholder, ESL Investments, Inc.
FORT LAUDERDALE, Fla., (January 29, 2009) —AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported 2008 fourth quarter net income from continuing operations of $70 million, or $0.40 per share, compared to $51 million, or $0.28 per share, in the prior year. In the quarter, the Company had a net benefit from certain items of $48 million or $0.28 per share, including a net positive tax adjustment of $0.18 per share and a gain on the repurchase of the Company’s senior notes of $0.14 per share. Additionally, other items had an unfavorable impact of $0.04 per share. After adjusting for these items as disclosed in the attached financial tables, net income from continuing operations for the 2008 fourth quarter was $22 million or $0.12 per share.
Fourth quarter 2008 revenue totaled $2.7 billion, compared to $4.1 billion in the year-ago period, driven primarily by lower vehicle sales. In the fourth quarter, total U.S. industry new vehicle retail unit sales declined 49%, based on CNW Research data. In comparison, in the fourth quarter AutoNation’s new vehicle unit sales declined 40%.
Commenting on the fourth quarter, Mike Jackson, Chairman and Chief Executive Officer, said, “The fourth quarter was negatively impacted by the credit panic triggered on September 15 by the bankruptcy of Lehman Brothers. Automotive retail sales collapsed from one day to the next as credit for our customers was withdrawn from the market. This panic continued to erode consumer confidence and accelerated the decline in the U.S. economy and auto retail market. In the fourth quarter, AutoNation continued to remain profitable even with a U.S. SAAR near 10 million new vehicle units, a 27 year low.” Jackson also stated, “When we saw the auto retail

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market deteriorate in the beginning of 2008, AutoNation began to identify cost reduction opportunities. In July we announced our plan to reduce cost by $100 million on an annual run rate basis and have successfully achieved this goal — a significant accomplishment in its own right. With the collapse of sales in the second half of September, additional actions became necessary in the fourth quarter to further reduce costs. We have successfully implemented additional cost reduction actions totaling approximately $100 million on an annualized run rate basis. Taken together, AutoNation’s total annualized cost savings of $200 million demonstrates our Company’s ability to effectively address the challenges created by the credit panic.”
Jackson added, “Despite the severely depressed sales environment, AutoNation continues to generate solid cash flow which allowed the Company to reduce its non-vehicle debt by $155 million during the quarter and close the fourth quarter with a strong cash position of $110 million. Full-year debt reduction totals approximately three-quarters of a billion dollars, consisting of $517 million of non-vehicle debt and $195 million of vehicle floor plan debt. As a result, the Company remained in compliance with all financial covenants in its debt agreements as of December 31, 2008 with a leverage ratio of 2.45 versus 2.78 a year ago.”
Looking forward, Jackson also stated, “We agree with industry projections that the 2009 SAAR will be in the range of 11 million new vehicle units with obvious weakness in the first half of the year. In this environment we believe we will be able to manage within all financial covenants.”
AutoNation provides additional detail on its three operating segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and Chrysler; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, and Nissan; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes, BMW, and Lexus.

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Segment Results for the Quarter
•	Domestic —Domestic segment income (1) was $14 million compared to year-ago segment income of $36 million. Fourth quarter Domestic retail new vehicle unit sales declined 44%. In comparison, U.S. industry Domestic retail new vehicle unit sales declined 52% according to CNW Research.

•	Import —Import segment income was $20 million compared to year-ago segment income of $52 million. Fourth quarter Import retail new vehicle unit sales declined 39%. In comparison, U.S. industry Import new vehicle retail unit sales declined 44% according to CNW Research.

•	Premium Luxury —Premium Luxury segment income was $39 million compared to year-ago segment income of $59 million. Fourth quarter Premium Luxury retail new vehicle unit sales declined 35%. In comparison, U.S. industry Premium Luxury retail new vehicle unit sales declined 34% according to CNW Research.

(1)	Segment income is defined as operating income less floor plan interest expense
For the full year ended December 31, 2008, the Company reported net loss from continuing operations of $1.23 billion or $6.89 per share, compared to net income from continuing operations of $289 million or $1.44 per share in the prior year. After adjusting for the impairment charges and certain other items as disclosed in the attached financial tables, net income from continuing operations for the full year ended December 31, 2008 was $181 million or $1.02 per share, compared to $277 million or $1.38 per share in the prior year. The Company’s revenue for the year ended December 31, 2008 totaled $14.1 billion, down 19% compared to $17.3 billion in the prior year.
Manufacturer Consent Agreements Relating to Largest Stockholder, ESL Investments, Inc.
The Company also announced that it has obtained consents under its framework agreements with manufacturers in order to eliminate any potentially adverse consequences under such agreements in the event that ESL Investments, Inc. (with its affiliates, “ESL”), the Company’s largest

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stockholder, were to acquire over 50% of the Company’s common stock. ESL currently owns approximately 45% of the Company’s outstanding common stock.
“ESL has been a long-term significant stockholder of the Company,” said Mike Jackson. “We are pleased to have entered into the manufacturer consents that provide the flexibility for ESL to increase its economic stake in the Company without triggering any potentially adverse consequences under the framework agreements, while also providing for appropriate governance arrangements, including a commitment to maintain an independent Board of Directors. We appreciate ESL’s belief in the Company and its management over the past nine years and look forward to ESL’s continued involvement in helping us to build a great company and drive long-term stockholder value.”
The consents contain various terms and conditions, including that should ESL’s percentage ownership of Company common stock exceed 50%, ESL would vote its shares owned above 50% in the same proportion as shares unaffiliated with ESL are actually voted and that a majority of AutoNation’s directors shall be independent of AutoNation and ESL. In addition, pursuant to a separate agreement between AutoNation and ESL (the “ESL Voting Agreement”), ESL agreed to further limit its vote to 45%, with shares owned by ESL in excess of 45% voted in the same proportion as shares unaffiliated with ESL are actually voted. The ESL Voting Agreement expires in one year, unless extended by mutual agreement of the parties. Additional details are included in the Current Report on Form 8-K filed with the Securities and Exchange Commission today.
The fourth quarter conference call may be accessed at 11:00 a.m. Eastern Time today by phone at 888-769-8515 (pass code: AutoNation) or via the Internet (audio webcast) at http://www.AutoNation.com by clicking on the “About Us” link then clicking on “Investors” and then “Webcasts.” A playback of the conference call will be available after 12:00 (noon) p.m. Eastern Time January 29, 2009 through February 5, 2009 by calling 800-867-1926 (pass code: 75300).

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About AutoNation, Inc.
AutoNation, Inc., headquartered in Fort Lauderdale, Fla., is America’s largest automotive retailer and has been named America’s Most Admired Automotive Retailer by FORTUNE Magazine in five of the last seven years. A component of the Standard and Poor’s 500 Index, AutoNation owns and operates 302 new vehicle franchises in 15 states. For additional information, please visit http://corp.AutoNation.com or www.AutoNation.com, where more than 80,000 vehicles are available for sale along with AutoNation’s E-Vehicle program.
FORWARD LOOKING STATEMENTS
Certain statements and information included in this release constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause actual results to differ materially from management’s projections, estimates and expectations is contained in the Company’s SEC filings. The Company undertakes no duty to update its forward-looking statements.
NON-GAAP FINANCIAL MEASURES
This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as net income and diluted earnings per share from continuing operations, adjusted in each case to exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company has provided reconciliations of these measures to the most directly comparable GAAP measures, which are set forth in the attachments to this release. The Company believes that each of the foregoing non-GAAP financial measures improves the transparency of the Company’s disclosure, provides a meaningful presentation of the Company’s results from its core business operations excluding the impact of items not related to the Company’s ongoing core business operations, and improves the period-to-period comparability of the Company’s results from its core business operations.

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AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
($ in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Revenue:
New vehicle	$1,426.7	$2,409.1	$7,756.2	$10,014.3
Used vehicle	640.9	950.6	3,364.5	4,139.9
Parts and service	571.6	623.3	2,465.2	2,539.9
Finance and insurance, net	84.1	139.6	482.6	584.3
Other	13.6	17.1	63.4	68.1

Total revenue	2,736.9	4,139.7	14,131.9	17,346.5

Cost of sales:
New vehicle	1,334.2	2,239.4	7,245.3	9,305.2
Used vehicle	593.4	878.5	3,086.1	3,787.9
Parts and service	323.0	353.2	1,393.4	1,431.1
Other	5.5	7.8	27.6	29.0

Total cost of sales	2,256.1	3,478.9	11,752.4	14,553.2

Gross profit	480.8	660.8	2,379.5	2,793.3

Selling, general and administrative expenses	384.2	486.1	1,813.8	1,999.8
Depreciation and amortization	22.4	26.3	90.8	90.3
Goodwill impairment	—	—	1,610.0	—
Franchise rights impairment	—	1.2	146.5	2.2
Other expenses (income), net	10.0	(1.0)	13.2	(0.4)

Operating income (loss)	64.2	148.2	(1,294.8)	701.4

Floorplan interest expense	(21.4)	(32.6)	(87.4)	(129.0)
Other interest expense	(20.1)	(31.7)	(89.4)	(114.1)
Gain on senior note repurchases	39.2	—	51.3	—
Interest income	0.7	0.8	2.2	3.4
Other losses, net	(1.8)	(1.6)	(4.6)	(1.3)

Income (loss) from continuing operations before income taxes	60.8	83.1	(1,422.7)	460.4

Income tax provision (benefit)	(9.3)	32.5	(197.3)	171.7

Net income (loss) from continuing operations	70.1	50.6	(1,225.4)	288.7

Income (loss) from discontinued operations, net of income taxes	(3.0)	1.1	(17.7)	(10.0)

Net income (loss)	$67.1	$51.7	$(1,243.1)	$278.7

Diluted earnings (loss) per share:
Continuing operations	$0.40	$0.28	$(6.89)	$1.44
Discontinued operations	$(0.02)	$0.01	$(0.10)	$(0.05)
Net income (loss)	$0.38	$0.28	$(6.99)	$1.39

Weighted average common shares outstanding	176.8	183.5	177.8	200.0

Common shares outstanding, net of treasury stock, at December 31	176.9	180.4	176.9	180.4

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2008	2007	$ Variance	% Variance	2008	2007	$ Variance	% Variance
Revenue:
New vehicle	$1,426.7	$2,409.1	$(982.4)	(40.8)	$7,756.2	$10,014.3	$(2,258.1)	(22.5)
Retail used vehicle	557.9	758.8	(200.9)	(26.5)	2,839.7	3,305.7	(466.0)	(14.1)
Wholesale	83.0	191.8	(108.8)	(56.7)	524.8	834.2	(309.4)	(37.1)

Used vehicle	640.9	950.6	(309.7)	(32.6)	3,364.5	4,139.9	(775.4)	(18.7)

Parts and service	571.6	623.3	(51.7)	(8.3)	2,465.2	2,539.9	(74.7)	(2.9)
Finance and insurance, net	84.1	139.6	(55.5)	(39.8)	482.6	584.3	(101.7)	(17.4)
Other	13.6	17.1	(3.5)		63.4	68.1	(4.7)

Total revenue	$2,736.9	$4,139.7	$(1,402.8)	(33.9)	$14,131.9	$17,346.5	$(3,214.6)	(18.5)

Gross profit:
New vehicle	$92.5	$169.7	$(77.2)	(45.5)	$510.9	$709.1	$(198.2)	(28.0)
Retail used vehicle	52.0	73.9	(21.9)	(29.6)	286.9	351.1	(64.2)	(18.3)
Wholesale	(4.5)	(1.8)	(2.7)		(8.5)	0.9	(9.4)

Used vehicle	47.5	72.1	(24.6)	(34.1)	278.4	352.0	(73.6)	(20.9)

Parts and service	248.6	270.1	(21.5)	(8.0)	1,071.8	1,108.8	(37.0)	(3.3)
Finance and insurance	84.1	139.6	(55.5)	(39.8)	482.6	584.3	(101.7)	(17.4)
Other	8.1	9.3	(1.2)		35.8	39.1	(3.3)

Total gross profit	480.8	660.8	(180.0)	(27.2)	2,379.5	2,793.3	(413.8)	(14.8)

Selling, general and administrative expenses	384.2	486.1	101.9	21.0	1,813.8	1,999.8	186.0	9.3

Depreciation and amortization	22.4	26.3	3.9		90.8	90.3	(0.5)
Goodwill impairment	—	—	—		1,610.0	—	(1,610.0)
Franchise rights impairment	—	1.2	1.2		146.5	2.2	(144.3)
Other expenses (income), net	10.0	(1.0)	(11.0)		13.2	(0.4)	(13.6)

Operating income (loss)	64.2	148.2	(84.0)		(1,294.8)	701.4	(1,996.2)

Floorplan interest expense	(21.4)	(32.6)	11.2		(87.4)	(129.0)	41.6
Other interest expense	(20.1)	(31.7)	11.6		(89.4)	(114.1)	24.7
Gain on senior note repurchases	39.2	—	39.2		51.3	—	51.3
Interest income	0.7	0.8	(0.1)		2.2	3.4	(1.2)
Other losses, net	(1.8)	(1.6)	(0.2)		(4.6)	(1.3)	(3.3)

Income (loss) from continuing operations before income taxes	$60.8	$83.1	$(22.3)		$(1,422.7)	$460.4	$(1,883.1)

Retail vehicle unit sales:
New	45,405	75,610	(30,205)	(39.9)	255,843	322,849	(67,006)	(20.8)
Used	36,107	45,763	(9,656)	(21.1)	181,281	201,175	(19,894)	(9.9)

	81,512	121,373	(39,861)	(32.8)	437,124	524,024	(86,900)	(16.6)

Revenue per vehicle retailed:
New	$31,422	$31,862	$(440)	(1.4)	$30,316	$31,019	$(703)	(2.3)
Used	$15,451	$16,581	$(1,130)	(6.8)	$15,665	$16,432	$(767)	(4.7)

Gross profit per vehicle retailed:
New	$2,037	$2,244	$(207)	(9.2)	$1,997	$2,196	$(199)	(9.1)
Used	$1,440	$1,615	$(175)	(10.8)	$1,583	$1,745	$(162)	(9.3)
Finance and insurance	$1,032	$1,150	$(118)	(10.3)	$1,104	$1,115	$(11)	(1.0)

Operating Percentages	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008 (%)	2007 (%)	2008 (%)	2007 (%)
Revenue mix percentages:
New vehicle	52.1	58.2	54.9	57.7
Used vehicle	23.4	23.0	23.8	23.9
Parts and service	20.9	15.1	17.4	14.6
Finance and insurance, net	3.1	3.4	3.4	3.4
Other	0.5	0.3	0.5	0.4

	100.0	100.0	100.0	100.0

Gross profit mix percentages:
New vehicle	19.2	25.7	21.5	25.4
Used vehicle	9.9	10.9	11.7	12.6
Parts and service	51.7	40.9	45.0	39.7
Finance and insurance	17.5	21.1	20.3	20.9
Other	1.7	1.4	1.5	1.4

	100.0	100.0	100.0	100.0

Operating items as a percentage of revenue:
Gross profit:
New vehicle	6.5	7.0	6.6	7.1
Used vehicle — retail	9.3	9.7	10.1	10.6
Parts and service	43.5	43.3	43.5	43.7
Total	17.6	16.0	16.8	16.1
Selling, general and administrative expenses	14.0	11.7	12.8	11.5
Operating income (loss)	2.3	3.6	NM	4.0

Operating items as a percentage of total gross profit:
Selling, general and administrative expenses	79.9	73.6	76.2	71.6
Operating income (loss)	13.4	22.4	NM	25.1

NM = Not Meaningful

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Segment Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2008	2007	$ Variance	% Variance	2008	2007	$ Variance	% Variance
Revenue:
Domestic	$955.3	$1,507.6	$(552.3)	(36.6)	$4,927.2	$6,562.9	$(1,635.7)	(24.9)
Import	978.6	1,486.3	(507.7)	(34.2)	5,449.9	6,397.9	(948.0)	(14.8)
Premium luxury	781.4	1,113.5	(332.1)	(29.8)	3,645.2	4,272.8	(627.6)	(14.7)
Corporate and other	21.6	32.3	(10.7)	(33.1)	109.6	112.9	(3.3)	(2.9)

Total revenue	$2,736.9	$4,139.7	$(1,402.8)	(33.9)	$14,131.9	$17,346.5	$(3,214.6)	(18.5)

*Segment income (loss) Domestic	$13.8	$36.3	$(22.5)	(62.0)	$107.1	$204.5	$(97.4)	(47.6)
Import	20.3	51.5	(31.2)	(60.6)	187.9	250.0	(62.1)	(24.8)
Premium luxury	38.5	58.7	(20.2)	(34.4)	184.2	226.2	(42.0)	(18.6)
Corporate and other	(29.8)	(30.9)	1.1		(1,861.4)	(108.3)	(1,753.1)

Total segment income (loss)	42.8	115.6	(72.8)		(1,382.2)	572.4	(1,954.6)

Add: Floorplan interest expense	21.4	32.6	(11.2)		87.4	129.0	(41.6)

Operating income (loss)	$64.2	$148.2	$(84.0)		$(1,294.8)	$701.4	$(1,996.2)

*	Segment income (loss) is defined as operating income net of floorplan interest expense

Retail new vehicle unit sales:
Domestic	14,442	25,744	(11,302)	(43.9)	80,153	113,549	(33,396)	(29.4)
Import	22,429	36,768	(14,339)	(39.0)	135,464	161,232	(25,768)	(16.0)
Premium luxury	8,534	13,098	(4,564)	(34.8)	40,226	48,068	(7,842)	(16.3)

	45,405	75,610	(30,205)	(39.9)	255,843	322,849	(67,006)	(20.8)

Brand Mix - New Vehicle Retail Units Sold
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008 (%)	2007 (%)	2008 (%)	2007 (%)
Domestic:
Ford, Lincoln-Mercury	15.5	13.8	14.0	15.1
Chevrolet, Pontiac, Buick, Cadillac, GMC	11.1	13.7	11.9	13.4
Chrysler, Jeep, Dodge	5.2	6.5	5.4	6.7

Domestic total	31.8	34.0	31.3	35.2

Import:
Honda	12.3	12.3	13.5	12.5
Toyota	20.6	19.3	21.0	20.0
Nissan	9.5	11.2	11.9	11.5
Other imports	7.0	5.9	6.5	5.9

Import total	49.4	48.7	52.9	49.9

Premium Luxury:
Mercedes	8.2	8.0	6.9	6.5
BMW	5.7	4.4	4.7	4.1
Lexus	3.0	3.4	2.7	2.9
Other premium luxury (Land Rover, Porsche)	1.9	1.5	1.5	1.4

Premium Luxury total	18.8	17.3	15.8	14.9

	100.0	100.0	100.0	100.0

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Capital Expenditures / Stock and Debt Repurchases	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Capital expenditures	$20.2	$31.1	$117.4	$159.7

Acquisitions	$2.8	$2.5	$32.2	$6.7

Proceeds from exercises of stock options	$—	$4.7	$1.0	$96.6

Senior note repurchases (aggregate principal)	$144.8	$—	$232.9	$—

Stock repurchases:

Aggregate purchase price	$—	$64.9	$54.1	$645.7

Shares repurchased (in millions)	—	4.0	3.8	33.2

Floorplan Assistance and Expense	Three Months Ended December 31,			Twelve Months Ended December 31,
	2008	2007	Variance	2008	2007	Variance
Floorplan assistance earned (included in cost of sales)	$11.9	$22.2	$(10.3)	$70.0	$97.2	$(27.2)
Floorplan interest expense (new vehicles)	(20.0)	(32.5)	12.5	(83.7)	(128.5)	44.8

Net inventory carrying cost	$(8.1)	$(10.3)	$2.2	$(13.7)	$(31.3)	$17.6

Balance Sheet and Other Highlights
	December 31, 2008	December 31, 2007
Cash and cash equivalents	$111.0	$33.0
Inventory	$1,876.0	$2,258.1
Total floorplan notes payable	$1,927.9	$2,123.0
Non-vehicle debt	$1,258.9	$1,775.8
Equity	$2,198.1	$3,473.5

New days supply (industry standard of selling days, including fleet)	84 days	52 days

Used days supply (trailing 30 days)	30 days	44 days

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations*
	Three Months Ended December 31,
	Net Income (Loss)		Diluted Earnings Per Share
	2008	2007	2008	2007

As reported	$67.1	$51.7	$0.38	$0.28
Discontinued operations, net of income taxes	3.0	(1.1)	$0.02	$(0.01)

From continuing operations, as reported	70.1	50.6	$0.40	$0.28

Income tax adjustments	(31.9)	—	$(0.18)	$—
Gain on senior note repurchases	(24.1)	—	$(0.14)	$—
Property and other impairments	7.6	—	$0.04	$—

Adjusted	$21.7	$50.6	$0.12	$0.28

	Twelve Months Ended December 31,
	Net Income (Loss)		Diluted Earnings Per Share
	2008	2007	2008	2007

As reported	$(1,243.1)	$278.7	$(6.99)	$1.39
Discontinued operations, net of income taxes	17.7	10.0	$0.10	$0.05

From continuing operations, as reported	(1,225.4)	288.7	$(6.89)	$1.44

Impairment of goodwill and franchise rights	1,459.1	—	$8.21	$—
Income tax adjustments	(31.9)	(12.0)	$(0.18)	$—
Gain on senior note repurchases	(31.5)	—	$(0.18)	$—
Property and other impairments	7.6	—	$0.04	$—
Stock compensation expense adjustment	3.2	—	$0.02	$(0.06)

Adjusted	$181.1	$276.7	$1.02	$1.38

*	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2008	2007	$ Variance	% Variance	2008	2007	$ Variance	% Variance
Revenue:
New vehicle	$1,411.2	$2,407.6	$(996.4)	(41.4)	$7,712.0	$10,012.8	$(2,300.8)	(23.0)
Retail used vehicle	552.3	758.3	(206.0)	(27.2)	2,819.1	3,305.2	(486.1)	(14.7)
Wholesale	81.1	191.2	(110.1)	(57.6)	517.2	832.1	(314.9)	(37.8)

Used vehicle	633.4	949.5	(316.1)	(33.3)	3,336.3	4,137.3	(801.0)	(19.4)
Parts and service	567.7	623.1	(55.4)	(8.9)	2,450.5	2,539.7	(89.2)	(3.5)
Finance and insurance, net	82.9	139.6	(56.7)	(40.6)	479.7	584.3	(104.6)	(17.9)
Other	4.0	5.9	(1.9)	(32.2)	20.3	24.9	(4.6)	(18.5)

Total revenue	$2,699.2	$4,125.7	$(1,426.5)	(34.6)	$13,998.8	$17,299.0	$(3,300.2)	(19.1)

Gross profit:
New vehicle	$91.4	$169.5	$(78.1)	(46.1)	$507.5	$708.9	$(201.4)	(28.4)
Retail used vehicle	51.5	73.9	(22.4)	(30.3)	284.7	351.0	(66.3)	(18.9)
Wholesale	(4.8)	(2.3)	(2.5)		(10.3)	(1.1)	(9.2)

Used vehicle	46.7	71.6	(24.9)	(34.8)	274.4	349.9	(75.5)	(21.6)
Parts and service	246.3	269.5	(23.2)	(8.6)	1,062.8	1,106.4	(43.6)	(3.9)
Finance and insurance	82.9	139.6	(56.7)	(40.6)	479.7	584.3	(104.6)	(17.9)
Other	5.2	6.0	(0.8)		22.6	25.3	(2.7)

Total gross profit	$472.5	$656.2	$(183.7)	(28.0)	$2,347.0	$2,774.8	$(427.8)	(15.4)

Retail vehicle unit sales:
New	45,085	75,562	(30,477)	(40.3)	254,739	322,801	(68,062)	(21.1)
Used	35,875	45,722	(9,847)	(21.5)	180,304	201,134	(20,830)	(10.4)

	80,960	121,284	(40,324)	(33.2)	435,043	523,935	(88,892)	(17.0)

Revenue per vehicle retailed:
New	$31,301	$31,863	$(562)	(1.8)	$30,274	$31,018	$(744)	(2.4)
Used	$15,395	$16,585	$(1,190)	(7.2)	$15,635	$16,433	$(798)	(4.9)

Gross profit per vehicle retailed:
New	$2,027	$2,243	$(216)	(9.6)	$1,992	$2,196	$(204)	(9.3)
Used	$1,436	$1,616	$(180)	(11.1)	$1,579	$1,745	$(166)	(9.5)
Finance and insurance	$1,024	$1,151	$(127)	(11.0)	$1,103	$1,115	$(12)	(1.1)

Operating Percentages	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008 (%)	2007 (%)	2008 (%)	2007 (%)
Revenue mix percentages:
New vehicle	52.3	58.4	55.1	57.9
Used vehicle	23.5	23.0	23.8	23.9
Parts and service	21.0	15.1	17.5	14.7
Finance and insurance, net	3.1	3.4	3.4	3.4
Other	0.1	0.1	0.2	0.1

	100.0	100.0	100.0	100.0

Gross profit mix percentages:
New vehicle	19.3	25.8	21.6	25.5
Used vehicle	9.9	10.9	11.7	12.6
Parts and service	52.1	41.1	45.3	39.9
Finance and insurance	17.5	21.3	20.4	21.1
Other	1.2	0.9	1.0	0.9

	100.0	100.0	100.0	100.0

Operating items as a percentage of revenue:
Gross Profit:
New vehicle	6.5	7.0	6.6	7.1
Used vehicle — retail	9.3	9.7	10.1	10.6
Parts and service	43.4	43.3	43.4	43.6
Total	17.5	15.9	16.8	16.0

AUTONATION, INC.
KEY CREDIT AGREEMENT COVENANT COMPLIANCE CALCULATIONS
December 31, 2008

($ millions)

Income Statement information for the last twelve months (January 1, 2008 - December 31, 2008):

Net income (loss) from continuing operations		$(1,225.4)

Floorplan and other interest expense		176.8

Income tax provision (benefit)		(197.3)

Depreciation and amortization		90.8

Stock-based compensation expense (SFAS No. 123R)		21.0

Impairment charges (including goodwill, franchise rights, and long-lived assets)		1,765.7

EBITDA		631.6

Floorplan interest expense		(87.4)

Adjusted EBITDA		$544.2

As of December 31, 2008:

Funded indebtedness (primarily comprised of current and long-term debt and letters of credit)		1,331.8

Vehicle secured indebtedness (floorplan payables)		1,927.9

Funded indebtedness including floorplan		3,259.7

Shareholders’ equity		2,198.1

Total capitalization including floorplan		$5,457.8

Ratio of funded indebtedness/ Adjusted EBITDA		2.45
Covenant	less than	3.00

Ratio of funded indebtedness including floorplan/
Total capitalization including floorplan		59.7%
Covenant	less than	65.0%